EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2006 on the financial statements of Spare Backup, Inc., formerly known as Newport International Group, Inc. for the years ended December 31, 2005 and 2004 included in the registration statement on Form SB-2 of Spare Backup, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ Sherb & Co., LLP
                                        SHERB& CO., LLP.

Boca Raton, Florida
December 6, 2006